EXHIBIT C

Form of 4.800% Notes due 2049

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”) TO THE DOW CHEMICAL COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS [ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES)] AFTER THE LATER OF THE ISSUANCE OF THE NOTES AND THE LAST DATE ON WHICH THE DOW CHEMICAL COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE DOW CHEMICAL COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO PERSONS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(C) AND 2(F) ABOVE, THE DOW CHEMICAL COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

[BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (FOR REG S NOTES ONLY)]

Ex. C-1

THE DOW CHEMICAL COMPANY

4.800% Notes due 2049

CUSIP NO. [260543 CU5 (Rule 144A) / U26054 KK8 (REG S)]
ISIN NO. [US260543CU55 (Rule 144A) / USU26054KK80 (REG S)]
No. R[144A / REGS]-[•]	US$[●]

THE DOW CHEMICAL COMPANY, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [•] MILLION DOLLARS (US$[•]) or such other principal sum set forth on the Schedule attached hereto (which shall not exceed $500,000,000) on May 15, 2049, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest and Additional Interest , if any, as defined in and payable pursuant to Section 2 of the Registration Rights Agreement referred to below, thereon semi-annually on each May 15 and November 15 (each an “Interest Payment Date”), commencing November 15, 2019 and at maturity on said principal sum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Security from the May 15 or November 15, as the case may be, next preceding the date of this Security to which interest and Additional Interest, if any, has been paid, unless the date hereof is a date to which interest and Additional Interest, if any, has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from May 20, 2019, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest and Additional Interest, if any, shall be made at the office or agency of the Company in Chicago, Illinois, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the principal office of The Bank of New York Mellon Trust Company, N.A., Two North LaSalle Street, Chicago, Illinois 60602; provided, that payment of interest and Additional Interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided, further that so long as CEDE & CO. or another nominee of the Depositary is the registered owner of this Security payments of principal and interest and Additional Interest, if any, will be made in immediately available funds through the Depositary’s Same-Day Funds Settlement System. Notwithstanding the foregoing, if the date hereof is after May 1 or November 1, as the case may be, and before the following May 15 or November 15, this Security shall bear interest and Additional Interest, if any, from such May 15 or November 15; provided, that if the Company shall default in the payment of interest or Additional Interest, if any, due on such May 15 or November 15, then this Security shall bear interest and Additional Interest, if any, from the next preceding May 15 or November 15, to which interest and Additional Interest, if any, has been paid or, if no interest has been paid on this Security, from May 20, 2019. The interest and Additional Interest, if any, payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the May 1 or November 1 (each a “Record Date”), as the case may be, next preceding such May 15 or November 15, and the interest and Additional Interest, if any, payable at maturity will be payable to the person to whom the principal hereof shall be payable.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

[Remainder of page intentionally left blank Signature page follows.]

Ex. C-2

IN WITNESS WHEREOF, THE DOW CHEMICAL COMPANY has caused this instrument to be signed by facsimile by its duly authorized representative.

Dated: May 20, 2019

Attest:		THE DOW CHEMICAL COMPANY

By:		By:
	[•]		[•]
	[•]		[•]

Signature Page to Notes due 2049 R-•

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: May 20, 2019

The Bank of New York Mellon Trust Company, NA., as Trustee

By:
Authorized Signatory

Signature Page to Notes due 2049 R-•

THE DOW CHEMICAL COMPANY

4.800% Notes due 2049

Section 1.          General. This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2008 (the “Base Indenture”), between The Dow Chemical Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) as supplemented by a second supplemental indenture, dated as of May 20, 2019, among the Company, Dow Inc. (“Dow”) and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Dow, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof.

Section 2.          Redemption; Sinking Fund. (a) Except as provided in paragraph (b) below, the Securities are not redeemable prior to maturity.

   (b)       The Securities are redeemable, at any time in whole or from time to time in part, prior to November 15, 2048, at the option of the Company at a redemption price equal to the greater of:

  (i)         100% of the principal amount of the Securities to be redeemed on that redemption date; and

  (ii)        the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on that redemption date that would be due if the Securities being redeemed matured on November 15, 2048 (not including any portion of such payments of interest and Additional Interest, if any, accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 30 basis points, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to, but excluding, the date of redemption.

   On or after November 15, 2048, the Securities will be redeemable, at any time in whole or from time to time in part, at the Company’s option at 100% of the principal amount of the Securities to be redeemed on that redemption date plus accrued and unpaid interest and Additional Interest, if any, thereon to but excluding such redemption date.

Notwithstanding the foregoing, installments of interest and Additional Interest, if any, on Securities that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date according to this Security and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Securities to be redeemed (assuming for this purpose, that the Securities matured on November 15, 2048) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

Ex. C-5

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and a Primary Treasury Dealer selected by MUFG Securities Americas Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) at least one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(c)         The Securities will not be subject to any sinking fund.

(d)       The Company will mail a notice of any redemption at least 15 days but not more than 60 days before the redemption date to each Holder; provided that such notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Securities. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the redemption date.

Section 3.          Repurchase at the Option of Holders Upon Change of Control Repurchase Event.

(a)      If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has exercised its right to redeem the Securities as provided in Section 2 above, the Company will make an offer to each Holder of Securities to repurchase all or any part (in integral multiples of $1,000 and no Security of a principal amount of $2,000 or less will be repurchased in part) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Securities repurchased, to, but excluding, the date of repurchase.

(b)        Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, the Company will mail (or electronically deliver) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c)      The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 3, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3 by virtue of such conflict.

Ex. C-6

(d)         On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

  (i)          accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the aforementioned offer;

  (ii)      deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered; and

  (iii)       deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Securities being repurchased by the Company.

   (e)        The paying agent will promptly mail to each Holder of Securities properly tendered the repurchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 above that amount.

(f)         The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

(g)         The following terms for purposes of this Section 3 shall have the respective meanings specified below:

“Below Investment Grade Rating Event” means the rating on the Securities is lowered by each of the Rating Agencies and the Securities are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Separations” has the meaning provided in the Company’s offering memorandum dated May 16, 2019 relating to the offering of the Securities.

“Change of Control” means the occurrence of any of the following:

  (1)         the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and those of its subsidiaries taken as a whole to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company, Dow or one or more of wholly-owned subsidiaries of Dow;

Ex. C-7

  (2)     the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than Dow or one or more wholly-owned subsidiaries of Dow, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of the Voting Stock of Dow or the Company, measured by voting power rather than number of shares;

  (3)        the Company or Dow consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or Dow, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company, Dow or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company or Dow outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction;

  (4)        the first day on which a majority of the members of the board of directors of the Company or the board of directors of Dow are not Continuing Directors; or

  (5)         the adoption of a plan relating to the liquidation or dissolution of the Company or Dow.

Notwithstanding the foregoing, none of the transactions relating to the Business Separations shall be considered a Change of Control.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) the Company or Dow becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Dow’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d) (3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.  Furthermore, neither the formation of an intermediate holding company of the Company that is 100% owned by Dow (directly or indirectly) or any business combination between the Company and Dow or any wholly-owned subsidiaries of Dow will constitute a Change of Control.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, (a) with respect to any member of the board of directors of Dow, any such member who (1) was a member of such board of directors on the date of the issuance of the Securities; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director) and (b) with respect to any member of the board of directors of the Company, any such member who (1) was a member of such board of directors on the date of the issuance of the Securities; or (2) was appointed, nominated for election or elected to such board of directors by Dow.

“Fitch” means Fitch Ratings, Inc.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Services Inc.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” registered pursuant to Section 15E of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

Ex. C-8

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 4.          Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Section 5.          Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest and Additional Interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

Section 6.          Authorized Denominations. The Securities are issuable in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Section 7.          Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, Two North LaSalle Street, Chicago, Illinois 60602 (Attention: Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in the City of Chicago), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security is exchangeable for a certificated Security only if (x) the Depositary notifies the Company that it is no longer willing or able to act as a Depositary for this Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company has not appointed a successor depositary within 90 days of that notice or becoming aware that the Depositary is no longer so registered or (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing, and the Depositary requested the issuance of certificated Securities, provided that the definitive Securities so issued in exchange for this permanent Security shall be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

Ex. C-9

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 8.          Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 9.          No Recourse Against Certain Persons. No recourse for the payment of the principal or interest or Additional Interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

Section 10.       Defeasance. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon payment of all of the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

Section 11.          Registration Rights Agreement. Holders of the Securities issued on the date hereof will have all the rights set forth in the Registration Rights Agreement, dated as of May , 2019, among the Company and the other parties named in Schedule I thereto (the “Registration Rights Agreement”). The Company will furnish to any holder of Securities upon request and without charge a copy of the Registration Rights Agreement.

Section 12.        Governing Law; Jurisdiction. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 13.         Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Ex. C-10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

This Certificate relates to $_____________ principal amount of Securities held in (check applicable space) ___ book-entry form by _________________________ (the “Transferor”).

The Transferor (check one box below):

[ ]
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the global Security held by the Depositary a Security of authorized denominations in an aggregate principal amount equal to its beneficial interest in such global Security (or the portion thereof indicated above); or

[ ]	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act of 1933, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	[_]	to the Company; or

(2)	[_]	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	[_]	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	[_]	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	[_]	pursuant to an effective registration statement under the Securities Act of 1933; or

(6)	[_]	pursuant to any other available exemption from the registration requirements under the Securities Act of 1933.

Prior to the expiration of the period referred to in Rule 144(d), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2), (3), (4) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[INSERT NAME OF TRANSFEROR]

Dated:	By:

Ex. C-11

SCHEDULE OF EXCHANGES

The following exchanges of a part of this Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Security	Amount of increase in Principal Amount of this Security	Principal Amount of this Security following such decrease (or increase)	Signature of authorized signatory of Trustee

Ex. C-12

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -
(Minor)

Custodian
(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

Ex. C-13

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Ex. C-14

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

THIS [•] SUPPLEMENTAL INDENTURE, dated as of [•] (the “[•] Supplemental Indenture”), among THE DOW CHEMICAL COMPANY, a Delaware corporation (the “Company”), DOW INC., a Delaware corporation (“Dow”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of May 1, 2008 (the “Base Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more Series as provided in the Indenture, which Base Indenture was supplemented by a first supplemental indenture, dated as of November 30, 2018, between the Company, Dow and the Trustee;

WHEREAS, the Company, Dow and the Trustee executed and delivered a Second Supplemental Indenture, dated as of May 20, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) providing for the entry of this [•] Supplemental Indenture substantially concurrently with the issuance by Dow of a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement.

WHEREAS, on the date hereof, Dow has guaranteed outstanding or committed indebtedness under the Revolving Credit Facility Agreement.

WHEREAS, Section 8.1(b), (c) and (d) of the Indenture permit the Company and the Trustee to enter into indentures supplemental to the Indenture for the purposes of adding another corporation to the Company to assume the covenants, agreements and obligations of the Company, to add covenants for the protection of Holders of the Securities outstanding from time to time under the Indenture and to make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities; and

WHEREAS, all the conditions and requirements necessary to make this [•] Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

The Company, Dow and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of each Series outstanding from time to time under the Indenture as follows:

ARTICLE ONE
RELATION TO INDENTURE; RULES OF CONSTRUCTION

SECTION 1.1      Relation to Indenture.  This [•] Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2      Rules of Construction.  For all purposes of this [•] Supplemental Indenture:

(a)          capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)        all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this [•] Supplemental Indenture;

Ex. D-1

(c)          the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this [•] Supplemental Indenture; and

(d)         in the event of a conflict with the definition of terms in the Indenture, the definitions in this [•] Supplemental Indenture shall control.

ARTICLE TWO
DEFINITIONS

SECTION 2.1          For the benefit of the Holders of Securities outstanding from time to time under the Indenture, for so long as the Dow Guarantee is effective, the definitions of “Dow Consolidated Net Tangible Assets,” “Dow Exempted Indebtedness,” “Dow intangible assets,” “Dow Guarantee,” “Dow Principal Property,” “Dow Subsidiary,” “Revolving Credit Facility Agreement,” and “Revolving Credit Facility Guarantee” in Section 1.1 of the Indenture shall be added in their proper alphabetical location:

“Dow Consolidated Net Tangible Assets” means the total assets of Dow and its consolidated subsidiaries as shown on or reflected in its balance sheet less (a) all current liabilities (excluding current liabilities which could be classified as long-term debt in conformity with generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (b) advances to entities accounted for on the equity method of accounting, and (c) Dow intangible assets. “Dow intangible assets” means the aggregate value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Dow Exempted Indebtedness” means the sum of (i) all outstanding indebtedness of Dow and each of its Restricted Subsidiaries incurred after the date of this Indenture and secured by liens proscribed in paragraph (a) of Section 3.6, and (ii) the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually) of the obligations of Dow or any Restricted Subsidiaries for rental payments during the remaining term of all leases (including any period for which any such lease has been extended or may, at the option of the lessor, be extended) of all Dow Principal Property other than those leases expressly permitted by paragraph (a) of Section 3.7. The net amount of rent required to be paid under any such lease for any such term shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any such lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Dow Guarantee” means the irrevocable guarantee of Securities outstanding from time to time hereunder, on a senior unsecured basis and in accordance with the terms set forth in the [•] Supplemental Indenture.

“Dow Principal Property” means any manufacturing facility owned by Dow or any of its Restricted Subsidiaries and located within the United States (excluding its territories and possessions and the Commonwealth of Puerto Rico) the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds one percent of Dow Consolidated Net Tangible Assets, other than any such facility or portion thereof which the board of directors of the Company or Dow, as the case may be, reasonably determines is not material to the business conducted by Dow and its Dow Subsidiaries as a whole.

Ex. D-2

“Dow Subsidiary” means any corporation, of which at least a majority of the Voting Stock is at the time owned directly or indirectly by Dow or by Dow and its other Dow Subsidiaries. The term “Voting Stock” means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

“Revolving Credit Facility Agreement” means that certain $5,000,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 30, 2018, among the Company, the banks from time to time party thereto and Citibank, N.A., as administrative agent as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

“Revolving Credit Facility Guarantee” means the guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement giving rise to the execution of the [•] Supplemental Indenture.

ARTICLE THREE
GUARANTEE

SECTION 3.1     Dow hereby irrevocably (except if terminated in accordance with the terms hereof), fully and unconditionally guarantees to the Trustee, for the benefit of the Trustee and for each Holder of Securities of each Series outstanding under the Indenture from time to time and their respective successors and assigns, (a) the full and punctual payment of the principal of and interest (and premium, if any) on the Securities of each Series outstanding under the Indenture from time to time when due, whether at maturity, by acceleration, by redemption or otherwise, and (b) the full and punctual performance within applicable grace periods of all other monetary obligations of the Company due and payable under the Indenture and the Securities of each Series outstanding under the Indenture from time to time (the Indenture and the Securities being hereinafter collectively called the “Guaranteed Obligations”).  In case of the failure of the Company punctually to pay any Guaranteed Obligations, Dow hereby agrees to cause any such payment to be made punctually when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, and as if payment were made by the Company.

SECTION 3.2   Dow hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable (except if terminated in accordance with the terms hereof) and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security, this [•] Supplemental Indenture or the Indenture, any failure to enforce the provisions of any Security, this [•] Supplemental Indenture or the Indenture, or any waiver, modification or consent granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

As a separate and alternative stipulation, Dow unconditionally and irrevocably agrees that any sum expressed to be payable by the Company under the Guaranteed Obligations but which is for any reason (whether or not now known or becoming known to the Company, Dow, the Trustee or any Holder of any Guaranteed Obligation) not recoverable from Dow on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this [•] Supplemental Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Guaranteed Obligation.

Ex. D-3

SECTION 3.3      Dow hereby waives diligence, presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment, filing of claims with any court in the event of merger insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, (ii) Dow waives notice of any default under the Securities or the Guaranteed Obligations, and (iii) the obligations of Dow hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture or the Securities; (d) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (e) any change in the ownership of Dow.

SECTION 3.4     Dow further agrees that the Dow Guarantee constitutes a guarantee of payment, and of performance and compliance with all payment obligations when due (and not a guarantee of collection), and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

SECTION 3.5      The obligations of Dow hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, but without prejudice to the terms of the first paragraph of this Section 3.5, the obligations of Dow herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, by any waiver or modification of any term thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Dow or would otherwise operate as a discharge of Dow as a matter of law or equity.

SECTION 3.6      Dow further agrees that the Dow Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

SECTION 3.7      Dow agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations, at which time Dow shall be fully subrogated to the rights of the Holders. Without prejudice to the terms of the Section 3.1, Dow further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated for the purposes of the Dow Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by Dow for the purposes of this Section. Dow agrees that any right of indemnity, subrogation or contribution it may have under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.

SECTION 3.8   Dow also agrees to pay any and all reasonable out of pocket and documented costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under the Dow Guarantee.

SECTION 3.9    The Dow Guarantee provided for in this Article Three shall terminate and shall be of no further force or effect upon any termination of the Revolving Credit Facility Guarantee provided if the Dow Guarantee has been terminated in accordance with this Section 3.9 and subsequent to such termination, the Revolving Credit Facility Guarantee shall have been subsequently provided by Dow, the Dow Guarantee shall be deemed reinstated and in force in all respects.

Ex. D-4

ARTICLE FOUR
AMENDMENTS TO THE INDENTURE

SECTION 4.1     For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, a new Section 3.9 of the Indenture is added as follows:

“SECTION 3.9 Limitation on Liens. (a) So long as any of the Securities remain outstanding and unpaid, Dow will not create, assume or suffer to exist and will cause, suffer or permit any of its Restricted Subsidiaries to create, assume or suffer to exist, any mortgage, pledge or lien of or upon any Dow Principal Property or additions thereto or shares of capital stock of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, without making effective provision, and Dow covenants that in any such case Dow will make or cause to be made effective provision, whereby the Securities then Outstanding shall be secured by such mortgage, pledge or lien equally and ratably with any and all other obligations and indebtedness thereby secured so long as such indebtedness is so secured; provided that the foregoing covenant shall not apply to any mortgage, pledge or lien (hereinafter in this Section 3.6 referred to as “liens”) of the following character:

(i) liens on Dow Principal Property existing at the time of acquisition of such Dow Principal Property or to secure the payment of all or any part of the purchase price of such Dow Principal Property or any addition thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such Dow Principal Property or any addition thereto for the purpose of financing all or any part of the purchase price thereof (provided such liens are limited to such Dow Principal Property or additions thereto);

(ii) liens existing on the date of this Indenture;

(iii) liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time such corporation became or was merged into Dow or a Restricted Subsidiary of Dow;

(iv) liens executed by any Restricted Subsidiary of Dow and exclusively securing indebtedness or evidences of indebtedness incurred or issued by such Restricted Subsidiary either to Dow or to any Dow Subsidiary;

(v) liens arising from assignments of money due and to become due under contracts between Dow or any of its Restricted Subsidiaries and the United States or any State, or any department, agency or political subdivision thereof;

(vi) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

(vii) liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

(viii) liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended, or as hereafter amended, to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that such liens shall be limited to such property acquired (including personal property) or constructed or such improvement and to thereto substantially unimproved real property on which such construction or improvement is located; and provided, further that Dow or any of its Restricted Subsidiaries may further secure all or any part of such purchase price or the cost of construction of such improvements and personal property by an interest in additional property of Dow and its Restricted Subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

Ex. D-5

(ix) liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

(x) extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing clauses (i) to (ix), inclusive, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or any part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property); and

(xi) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease, and tenants’ rights under leases; easements; and any other liens of a nature similar to those hereinabove described in this clause (xi) which do not, in the opinion of Dow, materially impair the use of such property in the operation of the business of Dow or any of its Restricted Subsidiaries or the value of such property for the purposes of such business.

(b)         Notwithstanding the provisions of paragraph (a) of this Section 3.6, Dow or any Restricted Subsidiary of Dow may create or assume liens; provided that at the time of such creation or assumption, and after giving effect thereto, Dow Exempted Indebtedness does not exceed 15 percent of Dow Consolidated Net Tangible Assets at such time.”

SECTION 4.2     For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, a new Section 3.10 of the Indenture is added as follows:

“SECTION 3.10   Limitation on Sale and Lease-Back Transactions. (a) Dow will not, nor will Dow permit any of its Restricted Subsidiaries to, enter into any arrangement providing for the leasing by Dow or any Restricted Subsidiary of Dow of any Dow Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Dow and a Dow Subsidiary or between Dow Subsidiaries), which Dow Principal Property has been or is to be sold or transferred by Dow or such Restricted Subsidiary (herein referred to as a “Sale and Lease-Back Transaction”) unless the net proceeds of such sale are at least equal to the fair value (as determined by the board of directors of Dow) of such property.

(b) Notwithstanding the provisions of paragraph (a) of this Section 3.7, Dow or any Restricted Subsidiary of Dow may enter into Sale and Lease-Back Transactions, provided that at the time of such entering into, and after giving effect thereto, Dow Exempted Indebtedness does not exceed 15 percent of Dow Consolidated Net Tangible Assets at such time.”

SECTION 4.3          For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, a paragraph (h) to Section 5.1 of the Indenture is added as follows:

“(h)          the Dow Guarantee shall for any reason cease to be in full force and effect (except as contemplated by the terms of this Indenture) or be declared null and void or any senior officer of Dow denies in writing that it has any further liability under such guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of the Dow Guarantee in accordance with this Indenture.”

Ex. D-6

SECTION 4.4     For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, paragraphs (d), (e) and (f) of Section 5.1 of the Indenture are amended and restated as follows:

“(d) default in the performance, or breach, of any covenant or warranty of the Company or Dow in respect of the Securities of such Series (other than a covenant or warranty in respect of the Securities of such Series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after notice thereof has been received by Company or Dow, as applicable, from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of such Series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or Dow in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or Dow or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(f) the Company or Dow shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or Dow or for any substantial part of its property, or make any general assignment for the benefit of creditors; or”

SECTION 4.5      For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, Section 9.1 and Section 9.2 of the Indenture are amended and restated as follows:

“SECTION 9.1   The Company or Dow May Consolidate, etc., on Certain Terms. Each of the Company and Dow covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (a) either (i) either the Company or Dow, as the case may be, shall be the continuing corporation, or the successor corporation or the Person (if other than the Company or Dow) which acquires by sale or conveyance substantially all the assets of the Company or Dow, as the case may be, shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the obligations of the Company or Dow, as applicable, under this Indenture, including, the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company or Dow, as applicable, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or (ii) in the case of consolidation or merger of Dow with the Company, Dow confirms in writing in a form reasonably satisfactory to the Trustee, that as a result of such consolidation or merger Dow has become the primary obligor on the Securities and assumed the Company’s obligations under the Securities and under this Indenture and (b) the Company or Dow or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

SECTION 9.2   Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company or Dow, as applicable, with the same effect as if it had been named herein. In the case of a consolidation, merger, sale or conveyance of the Company only, such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, if applicable, in the case of a consolidation, merger, sale or conveyance of the Company only, upon the Company Order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

Ex. D-7

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities to be issued or the [•] Supplemental Indenture as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) of the Company or Dow or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture, the Securities and the Dow Guarantee, as the case may be, and may be liquidated and dissolved.”

SECTION 4.6          For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, a paragraph (e) to Section 4.3 of the Indenture is added as follows:

“(e) For the avoidance of doubt, if, for any reason, the Company may cease filing separate periodic reports pursuant to Section 13 or Section 15(d) under the Securities Exchange Act of 1934 in virtue of the fact that the Company is a wholly owned subsidiary of Dow or based on the Dow Guarantee, then the delivery by Dow to the Trustee of annual reports and information, documents and other reports Dow is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or any other information required by this Section 4.3 will be deemed to satisfy the Company’s obligations under this Section 4.3, if applicable.”

ARTICLE FIVE
MISCELLANEOUS PROVISIONS

SECTION 5.1    Ratification.  The Indenture, as supplemented and amended by this [•] Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 5.2    Counterparts.  This [•] Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 5.3     Governing Law.  THIS [•] SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 5.4      Trustee.  The Trustee makes no representations as to the validity or sufficiency of this [•] Supplemental Indenture. The recitals herein are deemed to be those of the Company and Dow and not of the Trustee.

[signature page follows]

Ex. D-8

IN WITNESS WHEREOF, the parties hereto have caused this [•] Supplemental Indenture to be duly executed as of the day and year first above written.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

DOW INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Ex. D-9